                                                                   EXHIBIT 10.37


      Amendment to UCAR Carbon Company Inc. Equalization Benefit Plan:


                  RESOLVED, that the UCAR Carbon Company Inc. Equalization Benefit Plan (the "Plan") is hereby amended to provide for the forfeiture of a participant's benefit under the Plan if the participant engages in actions which are detrimental to the interests of the Corporation as set forth in Exhibit A (with such changes therein as the officers of the Corporation, or any of them acting individually, may deem necessary or appropriate to carry out the purposes and intent of this resolution).




Dated: September 16, 1998